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                                                                       EXHIBIT 1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               EXIDE TECHNOLOGIES


                  1. The present name of the corporation is Exide Technologies. The corporation was incorporated under the name "ESB Incorporated" by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 23, 1966. This Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware, pursuant to the authority granted to the corporation under Section 303 of the General Corporation Law of the State of Delaware to put into effect and carry out the Joint Plan of Reorganization of the corporation dated as of March 11, 2004 under chapter 11 of title 11 of the United States Code, as confirmed on April 21, 2004 by order (the "Order") of the United States Bankruptcy Court for the District of Delaware (Case No. 02-11125 (KJC)). Provision for the making of this Amended and Restated Certificate of Incorporation is contained in the Order.

                  2. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      Name

                  The name of the corporation is Exide Technologies (the "Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                                Corporate Purpose

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

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                                   ARTICLE IV

                                  Capital Stock

                  Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 62,500,000 shares, of which 61,500,000 shares shall be Common Stock of the par value of $0.01 per share (hereinafter called "Common Stock") and 1,000,000 shares shall be Preferred Stock of the par value of $0.01 per share (hereinafter called "Preferred Stock").

                  Section 2. Description of Capital Stock. The following is a description of each of the classes of capital stock that the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

                  A. Rights and Restrictions of Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation (the "Board"), subject to the provisions of this Article IV and to the limitations prescribed by law, without stockholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issue of such series, the number of shares thereof and the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of the shares of such series. The authority of the Board with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                  (a) The designation of such series.

                  (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative.

                  (c) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of the Corporation or of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

                  (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.


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                  (f) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

                  (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (h) The provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional and/or other special rights and preferences, if any.

                  B. Rights and Restrictions of Common Stock. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

                  (a) The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as set forth herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of
         Section 2 of this Article IV.

                  (b) Each holder of Common Stock shall be entitled to one vote for each share thereof held by such holder, except as otherwise required by law. The ability of the stockholders to engage in cumulative voting is hereby specifically denied.

                  (c) Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

                  (d) Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

                  C. Increase or Decrease In Amount of Authorized Shares. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Amended and Restated Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in this Amended and Restated Certificate of Incorporation or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this Article IV with respect to the Preferred Stock, and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action, notwithstanding Section 242(b)(2) of the General Corporation Law.

                  D. Shares Entitled To More or Less Than One Vote. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation and in any relevant provision of law to


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a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                  E. Non-Voting Stock. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting capital stock of any class, series or other designation to the extent prohibited by
Section 1123(a)(6) of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such
Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

                  F. Preemptive Rights. No holder of Preferred Stock or Common Stock of the Corporation shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

                                   ARTICLE V

                                    Directors

                  Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Amended and Restated Certificate of Incorporation or the Bylaws directed or required to be exercised or done by stockholders.

                  Section 2. Number and Term of Office. The number of directors shall be not less than seven and not more than nine as shall be fixed from time to time by the Board. Directors need not be stockholders. If for any cause the directors shall not have been elected at an annual meeting or pursuant to
Section 5 of this Article V, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the Bylaws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. The election of directors need not be written by ballot unless the Bylaws of the Corporation so provide.

                  Section 3. Classes of Directors. (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Classes of directors shall be as evenly divided in number as possible. Following the effectiveness of this Amended and Restated Certificate of Incorporation, (x) at the annual meeting of stockholders of the Corporation to be held in 2005, the term of office of the Class I directors shall expire and Class I directors elected thereat shall be elected for a full term of three years, (y) at the annual meeting of stockholders of the Corporation to be held in 2006, the term of office of the Class II directors shall expire and Class II directors elected thereat shall be elected for a full term of three years and (z) at the annual meeting of stockholders of the Corporation to be held in 2007, the term of office of the Class III directors shall expire and Class III directors


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elected thereat shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                  Upon the effectiveness of this Amended and Restated Certificate of Incorporation, the initial directors of the Corporation and their designated classes shall be as follows:

                       Director                        Class
                       --------                        -----

                       Michael R. D'Appolonia          III

                       Eugene I. Davis                 I

                       Phillip M. Martineau            II

                       Scott McCarty                   III

                       Craig H. Muhlhauser             I

                       John P. Reilly                  I

                       Michael P. Ressner              II

                  Notwithstanding the foregoing provisions of this Section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

                           (b)      In the event of the death, disability,
resignation, removal or other failure to serve of Michael R. D'Appolonia, or his successor, prior to the expiration of his initial term, the vacancy created by such death, disability, resignation, removal or other failure to serve shall be filled by the Postconfirmation Creditors Committee (as defined in the Corporation's Joint Plan of Reorganization (the "Plan") or the Creditors Committee (as defined in the Plan) if the Postconfirmation Creditors Committee has not yet been formed. Any director designated in accordance with the preceding sentence shall hold office for the remainder of the initial term of Michael R. D'Appolonia and until such director's successor shall have been elected and qualified.

                  Section 4. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                  Section 5. Vacancies. Subject to Section 3(b) of this Article V, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled


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only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist in the case of the death, removal or resignation of any director.

                  Section 6. Certain Affiliate Transactions. Any transaction, including without limitation, a "business combination" (as such term is defined in Section 203 of the General Corporation Law), between the Corporation and an "interested stockholder" (as such term is defined in Section 203 of the General Corporation Law) shall be approved by a majority of the directors of the Board; provided, however, that until the second anniversary of the effectiveness of this Amended and Restated Certificate of Incorporation, any such transaction or business combination having a value in excess of $10,000,000 shall, in addition to satisfying the requirements of Section 203 of the General Corporation Law, be
(i) approved by an affirmative vote of two-thirds of the disinterested directors of the Board and (ii) if such transaction or business combination has a value in excess of $25,000,000, then such transaction or business combination shall be accompanied by an opinion regarding the fairness, from a financial point of view, of such transaction or business combination with respect to the holders of Common Stock.

                                   ARTICLE VI

                            Meetings of Stockholders;
                                Corporation Books

                  Section 1. Stockholders Meetings. Meetings of holders of outstanding capital stock of the Corporation may be held outside the State of Delaware. Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation, and no action shall be taken by such holders by written consent without a meeting. Meetings of holders of capital stock of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

                  Section 2. Books of Corporation. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

                                  ARTICLE VII

                                     Bylaws

                  The Board shall have the power to adopt, amend or repeal Bylaws of the Corporation. No adoption, amendment or repeal of a bylaw by action of the stockholders shall be effective unless approved by the affirmative vote of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on such


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matter, voting together as a single class. Any vote of stockholders required by this Article VII shall be in addition to any other vote of stockholders that may be required by law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any agreement with a national securities exchange, quotation system or otherwise.

                                  ARTICLE VIII
                   Personal Liability of Directors or Officers

                  A director or any officer of the Corporation shall not be personally liable to the Corporation or its stockholders for the breach of any duty owed to the Corporation or its stockholders except to the extent that an exemption from personal liability is not permitted by the General Corporation Law of the State of Delaware, as such may be amended from time to time.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                  The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the General Corporation Law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its directors or stockholders, other than those directors or stockholders who are employees of the Corporation.

                                   ARTICLE IX

                                    Amendment

                  The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Amended and Restated Certificate of Incorporation and all rights and powers conferred in this Amended and Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power; provided that the affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with this Amended and Restated Certificate of Incorporation, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law, and provided further that any amendment, alteration, change or repeal of Article V, Section 3(b) shall require the affirmative vote of such director or his duly appointed successor during the initial term of his directorship.


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         IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation this 5th day of May, 2004.



                               EXIDE TECHNOLOGIES


                                      By: /s/ Stuart H. Kupinsky
                                          Name: Stuart H. Kupinsky
                                          Office: Executive Vice President,
                                             General Counsel and
                                             Secretary


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